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                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-4133) of Lincoln National Corporation for the registration of up to $500,000,000 of quarterly income preferred securities and to the incorporation by reference therein of our report dated February 7, 1996, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Fort Wayne, Indiana

June 26, 1996